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                  SUBSIDIARIES OF WESTERN GAS RESOURCES, INC.
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NAME OF SUBSIDIARY                       RELATIONSHIP
------------------                       ------------

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1)  MIGC, Inc.                              Wholly-owned subsidiary of Western Gas Resources, Inc.

2)  MGTC, Inc.                              Wholly-owned subsidiary of MIGC, Inc.

3)  Western Gas Resources - Texas, Inc.     Wholly-owned subsidiary of Western Gas Resources, Inc.

4)  Western Gas Resources Storage, Inc.     Wholly-owned subsidiary of Western Gas Resources, Inc.

5)  Western Gas Resources - Oklahoma, Inc.  Wholly-owned subsidiary of Western Gas Resources, Inc.

6)  Mountain Gas Resources, Inc.            Wholly-owned subsidiary of Western Gas Resources, Inc.

7)  Western Power Services, Inc.            Wholly-owned subsidiary of Western Gas Resources, Inc.

8)  Pinnacle Gas Treating, Inc.             Wholly-owned subsidiary of Western Gas Resources, Inc.

9)  WGR Canada, Inc.                        Wholly-owned subsidiary of Western Gas Resources, Inc.

10) Lance Oil & Gas Company, Inc.           Wholly-owned subsidiary of Western Gas Resources, Inc.

11) Mountain Gas Transportation, Inc.       Wholly-owned subsidiary of Mountain Gas Resources, Inc.

12) Green River Gathering Company           A joint venture between Western Gas Resources, Inc.
                                               and Mountain Gas Resources, Inc.

13) Westana Gathering Company               A general partnership with Western Gas Resources, Inc.,
                                               as general partner

14) Redman Smackover Joint Venture          50%-owned joint venture of Western Gas Resources, Inc.
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                                                                    Exhibit 21.1